Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SM Energy Company 2025 Equity Incentive Compensation Plan of our reports dated February 20, 2025, with respect to the consolidated financial statements of SM Energy Company and the effectiveness of internal control over financial reporting of SM Energy Company included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
July 24, 2025